UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2008

AEROVIRONMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
______________________
181 W. Huntington Drive, Suite 202
Monrovia, CA		91016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (626) 357-9983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 1, 2008, Patrick R. Dellario resigned from his position as Vice President and General Manager, PosiCharge Systems, of AeroVironment, Inc. (“AeroVironment”) in connection with the reorganization described in Item 8.01 below.  Mr. Dellario remains an employee of AeroVironment.

Item 8.01	Other Events.

Also effective May 1, 2008, AeroVironment consolidated the operations of its PosiCharge Systems and Energy Technology Center businesses to form the newly named Efficient Energy Systems.  Michael Bissonette, who previously served as Vice President and General Manager of AeroVironment’s Energy Technology Center, has been appointed Vice President and General Manager of the consolidated group.

The change in organizational structure parallels AeroVironment’s previous consolidation of unmanned aircraft system (UAS) production and its UAS research, development and commercialization group approximately two years ago.  As is the case with its UAS business, AeroVironment will continue to pursue production and research, development and commercialization activities within Efficient Energy Systems.  By reorganizing, AeroVironment intends to take advantage of operational synergies and optimize management time by focusing on two as opposed to three business segments. As a result of the reorganization, beginning with its initial quarterly report for fiscal year 2009, AeroVironment's operations will be divided into two reportable segments, as defined by Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    AEROVIRONMENT, INC.

Date:           May 7, 2008                                                                                          By:    /s/ Timothy E. Conver
                                  Timothy E. Conver
                                  Chairman, President and Chief Executive Officer